Exhibit 10.6

Execution Copy

AMENDED AND RESTATED

SEVERANCE AND CHANGE OF CONTROL AGREEMENT

THIS AMENDED AND RESTATED SEVERANCE AND CHANGE OF CONTROL AGREEMENT (the “Agreement”) is made as of March 4, 2010 (the “Effective Date”) by and between Microtune, Inc., a Delaware corporation (the “Company”), and William Edward Basso (“Employee”), and the foregoing parties hereby agree as follows:

1. Revocation of Existing Change of Control Agreements. All existing agreements or arrangements between the Company and Employee that provide for or relate to the payment of cash or other benefits in connection with a change of control are hereby revoked and superseded by this Agreement.

2. Employment.

(a) As of the Effective Date, Employee, who has served as Vice President of Manufacturing of the Company, shall continue to serve in such capacity.

(b) In the event of (1) the termination of Employee other than for Cause or (2) a Change of Control (as defined in Section 3(g) below) that results in the termination of Employee (each, a “Triggering Event”), the Company shall pay Employee severance benefits as set forth in Section 4 below; provided, that such termination constitutes a “separation from service” within the meaning of Section 409A of the Code and any guidance issued thereunder.

(c) Notwithstanding anything herein to the contrary, nothing in this Agreement shall change Employee’s status as an at will employee.

3. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below.

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the Effective Date.

(b) “Associate” means, with reference to any Person:

(i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities,

(ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and

(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

(c) “Base Compensation” means the higher of Employee’s rate of annual base salary, as in effect at any time during the twelve-month period that ends on (i) the date of any Change of Control or (ii) Employee’s Date of Termination. Notwithstanding anything herein to the contrary, Base Compensation does not include elements such as bonuses, reimbursement of interest paid on guaranteed loans, auto allowances, or any income from any form of equity based compensation, such as may result from the exercise of stock options or stock appreciation rights, or the receipt of restricted stock unit awards, restricted stock awards or the lapse of the restrictions on such awards.

(d) “Beneficial Owner” means (subject to the exception contained in Section 3(d)(iv) below), with reference to any securities, any Person if:

(i) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the Effective Date) of such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” any security under this Section 3(d)(i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

(1) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and

(2) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of or to “beneficially own”:

(1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or

(2) securities issuable upon exercise of Exempt Rights; or

(iii) such Person or any of such Person’s Affiliates or Associates:

(1) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso contained in Section 3(d)(i)) or disposing of such securities, or

(2) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities.

(iv) Notwithstanding anything herein to the contrary, nothing in this Section 3(d) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security, and the terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to the definition of the term Beneficial Owner contained herein.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means the occurrence of any of the following events: (i) Employee is determined by a court of law or pursuant to arbitration to have committed a willful act of embezzlement, fraud or dishonesty which resulted in material loss, material damage or material injury to the Company; (ii) Employee is convicted of, or pleads nolo contendere to, a felony; or (iii) the failure of Employee to resolve or otherwise cure any substantial violations of his or her employment duties within thirty (30) days after the provision of a written communication from the Company to Employee that specifically sets forth the factual basis supporting the Company’s belief that Employee has not substantially performed his or her duties. However, Employee shall not be deemed to have been terminated for Cause pursuant to 3(f)(i) or (iii) without (A) reasonable notice to Employee setting forth the reasons for the Company’s intention to terminate for Cause and, (B) an opportunity for Employee, together with his or her counsel, if any, to be heard before the Board (or the board of directors of the Company’s successor, the Acquiring Entity or the parent corporation resulting from a Business Combination, if applicable).

(g) “Change of Control” shall mean:

(i) The acquisition by any Person of beneficial ownership of Outstanding Company Voting Securities (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Exchange Act) if, immediately thereafter, such Person is the beneficial owner of 35% or more of either (a) the then Outstanding Company Common Stock or (b) the then Outstanding Company Voting Securities, unless such acquisition is made (A) directly from the Company in a transaction approved by a majority of the members of the Board, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) by a parent corporation resulting from a Business Combination if, following such Business Combination, the conditions specified in clauses (a), (b) and (c) of subsection (ii) of this Section 3(g) are satisfied;

(ii) Approval by the stockholders of the Company of a Business Combination (or if there is no such approval by stockholders, consummation of such Business Combination) unless, immediately following such Business Combination, (a) more than 50% of, respectively, the then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the total combined voting power of the then outstanding voting securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination, (b) no Person (other than any employee benefit plan (or related trust) of the Company or any parent corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more, respectively, of the then outstanding shares of common stock of the parent corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for, or action of the Board authorizing, such Business Combination; or

(iii) Approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) a Major Asset Disposition (or if there is no such approval by stockholders, consummation of such Major Asset Disposition) unless, immediately following such Major Asset Disposition, (A) all or substantially all of the individuals and entities that were beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Major Asset Disposition beneficially own immediately after the transaction, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock, the combined voting power of the then outstanding voting securities, and the total value of all the then outstanding stock of the Company (if it continues to exist) and of the Acquiring Entity, in substantially the same proportions as their ownership immediately prior to such Major Asset Disposition of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; (B) no Person, other than any employee benefit plan (or related trust) of the Company or such entity, beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding shares of Common Stock and the combined voting power of the Outstanding Voting Securities of the Company (if it continues to exist) or of the Acquiring Entity and (C) at least a majority of the members of the board of directors (or comparable governing body) of the Company (if it continues to exist) or of the Acquiring Entity were members of the Board at the time of the execution of the initial agreement providing for, or action of the Board authorizing, such Major Asset Disposition.

For purposes of the foregoing definition:

(1) the term “Acquiring Entity” means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body);

(2) the term “Business Combination” means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(3) the term “group” is used as it is defined for purposes of Section 13 of the Exchange Act and Rule 13d-5 thereunder;

(4) the term “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions (other than to an entity, 50% or more of the total voting power of which is owned, directly or indirectly, by the Company) of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis;

(5) the term “Outstanding Company Common Stock” means the outstanding shares of Common Stock, par value $0.001 per share, of the Company;

(6) the term “Outstanding Company Voting Securities” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Company Voting Securities (or of other voting stock or voting securities) shall be determined based on the total combined voting power of such securities;

(7) the term “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries; and

(8) the term “Person” means an individual, entity or group;

(h) “Change of Control Period” means the period of time beginning on the occurrence of a Change of Control and ending twelve (12) months following such Change of Control.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Constructive Termination” means any diminution or adverse change in the circumstances of Employee’s employment including, without limitation, job description, duties, responsibilities, compensation, perquisites, office or location of employment, as reasonably determined in good faith by the Board (or the board of directors of the Company’s successor, the Acquiring Entity or the parent corporation resulting from a Business Combination, if applicable); provided, however, that the existence of a Constructive Termination:

(i) will not be deemed to have arisen earlier than the date Employee provides a written resignation to the Board (or the board of directors of the Company’s successor, the Acquiring Entity or the parent corporation resulting from a Business Combination, if applicable) setting forth the specific reasons as to why he or she believes there has been a Constructive Termination, and

(ii) will be deemed to have arisen on the date on which Employee satisfies the requirements reflected in Section 3(j)(i) above, if, within ninety (90) days following the provision of Employee’s written resignation, the Board (or the board of directors of the Company’s successor, the Acquiring Entity or the parent corporation resulting from a Business Combination, if applicable) fails to:

(1) provide Employee, together with his or her counsel, if any, with a reasonable opportunity to be heard before the Board (or the board of directors of the Company’s successor, the Acquiring Entity or the parent corporation resulting from a Business Combination, if applicable); and

(2) reach a final determination regarding the existence of a Constructive Termination and the assertions made by Employee.

(k) “Date of Termination” means the date that occurs either before or during the Change of Control Period that is either:

(i) specified in a Notice of Termination provided by Employee to the Company, or

(ii) thirty (30) days following the date on which a Notice of Termination is delivered to Employee by the Company; provided, however, in no event shall such Date of Termination occur after the time that Employee incurs a “separation from service” within the meaning of Section 409A of the Code and any guidance issued thereunder.

(l) “Election Contest” means a solicitation of proxies of the kind described in Rule 14a-12(c) under the Exchange Act.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exempt Person” means any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

(o) “Exempt Rights” means any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of the Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Stock or otherwise.

(p) “Exempt Transaction” means an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as:

(i) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or

(ii) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

(q) “Notice of Termination” means a written notice, which is delivered in accordance with Section 7(a) below, that is either communicated by or on behalf of Employee to the Company or by or on behalf of the Company to Employee regarding the termination of the employment relationship between Employee and the Company.

(r) “Person” means any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

(s) “Target Bonus Opportunity” means:

(i) subject to the limitation contained in Section 3(s)(ii) below, the maximum bonus available to Employee under any bonus program offered by the Company during the year in which the Triggering Event occurs, or if no such bonus is available to Employee in such year, the maximum bonus available to Employee under any bonus program offered by the Company during the last year prior to the year in which the Triggering Event occurs in which Employee had a bonus opportunity.

(ii) Notwithstanding Section 3(s)(i) above, if the maximum bonus available under any such bonus program described under Section 3(s)(i) is indeterminable or otherwise unlimited, the Target Bonus Opportunity shall be limited to 100% of Employee’s Base Compensation.

(t) “Voting Stock” means, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

4. Termination of Employment and Termination of Employment In Connection with a Change of Control.

(a) Termination of Employment. Subject to Section 5 below, if (1) Employee’s employment with the Company terminates as the result of a Constructive Termination or is terminated by the Company for any reason other than Cause or (2) if within six (6) months following the first day of the Change of Control Period, Employee’s employment with the Company terminates as the result of a Constructive Termination or is terminated by the Company for any reason other than Cause, then the Company shall provide to Employee as soon as practicable, but not more than ten (10) business days following the Date of Termination, each of the following benefits:

(i) Severance Benefits. The Company shall pay Employee a lump sum severance benefit which shall be equal to the sum of Employee’s:

(1) Base Compensation, and

(2) Target Bonus Opportunity.

(ii) Equity Compensation. All unvested equity awards, including, but not limited to, stock options, stock appreciation rights and restricted stock awards, held by Employee on the Date of Termination shall be deemed vested and exercisable on such Date of Termination as if Employee had been employed for an additional twelve (12) months following the Date of Termination. Notwithstanding the foregoing, if any option, right or award would, as a result of such accelerated vesting and exercisability no longer qualify for exemption under Section 16 of the Exchange Act, then the deemed acceleration of the vesting of such option, right or award shall apply but such option, right or award shall not become exercisable until the earliest date on which it could become exercisable and also qualify for exemption from Section 16 of the Exchange Act, unless Employee instead timely elects to receive a single lump sum cash payment equal to the value of such option, right or award, in lieu of the equity interest that Employee would otherwise receive but for the lack of an exemption under Section 16 of the Exchange Act. Any repurchase rights held by the Company on stock owned or options exercised by Employee shall be canceled on the Date of Termination. To the extent the acceleration of vesting and exercisability described in this Section 4(a)(ii) does not otherwise violate the requirements of Section 409A of the Code, this Agreement shall serve as an amendment to all of Employee’s outstanding stock options, restricted stock awards, repurchase rights, and stock appreciation rights as of the Date of Termination.

(iii) Accrued Bonus. The Company shall pay Employee the pro rata amount of the annual bonus accrued under any applicable Company bonus program, which shall be determined by multiplying the maximum bonus available to Employee, if any, under any applicable Company bonus program, if any, by the ratio of the number of days in which Employee was employed with the Company or a subsidiary during the applicable bonus period to the number of days in such bonus period. Notwithstanding the foregoing, if the maximum bonus available under any applicable Company bonus program is indeterminable or otherwise unlimited, the amount of the accrued bonus payable under this Section 4(a)(iii) shall be limited to 100% of Employee’s Base Compensation.

(b) Delayed Termination of Employment In Connection with a Change of Control. Subject to Section 5 below, if more than six (6) months following the first day of the Change of Control Period but prior to the end of the Change of Control Period, Employee’s employment with the Company terminates as the result of a Constructive Termination or is terminated by the Company for any reason other than Cause, then the Company shall provide to Employee as soon as practicable, but not more than ten (10) business days following the Date of Termination, each of the following benefits:

(i) Severance Benefits. The Company shall pay Employee a lump sum severance benefit which shall equal the sum of:

(1) fifty percent (50%) of Employee’s Base Compensation, and

(2) fifty percent (50%) of Employee’s Target Bonus Opportunity.

(ii) Equity Compensation. All unvested equity awards, including, but not limited to, stock options, stock appreciation rights and restricted stock awards held by Employee on the Date of Termination shall be deemed vested and exercisable on such Date of Termination as if Employee had been employed for an additional six (6) months following the Date of Termination. Notwithstanding the foregoing, if any option, right or award would, as a result of such accelerated vesting and exercisability no longer qualify for exemption under Section 16 of the Exchange Act, then the deemed acceleration of the vesting of such option, right or award shall apply but such option, right or award shall not become exercisable until the earliest date on which it could become exercisable and also qualify for exemption from Section 16 of the Exchange Act, unless Employee instead timely elects to receive a single lump sum cash payment equal to the value of such option, right or award, in lieu of the equity interest that Employee would otherwise receive but for the lack of an exemption under Section 16 of the Exchange Act. Any repurchase rights held by the Company on stock owned or options exercised by Employee shall be canceled on the Date of Termination. To the extent the acceleration of vesting and exercisability described in this Section 4(b)(ii) does not otherwise violate the requirements of Section 409A of the Code, this Agreement shall serve as an amendment to all of Employee’s outstanding stock options, restricted stock awards, repurchase rights, and stock appreciation rights as of the Date of Termination.

(iii) Accrued Bonus. The Company shall pay Employee the pro rata amount of the annual bonus accrued under any applicable Company bonus program, which shall be determined by multiplying the maximum bonus available to Employee, if any, under any applicable Company bonus program by the ratio of the number of days in which Employee was employed with the Company or a subsidiary during the applicable bonus period to the number of days in such bonus period. Notwithstanding the foregoing, if the maximum bonus available under any applicable Company bonus program is indeterminable or otherwise unlimited, the amount of the accrued bonus payable under this Section 4(b)(iii) shall be limited to 100% of Employee’s Base Compensation.

(c) Termination of Employment for Cause. Notwithstanding anything in this Agreement to the contrary, at the election of the Company, Employee shall have no rights under this Agreement other than payment of compensation and reimbursement of business expenses pursuant to this Agreement through the Date of Termination, if Employee is terminated for Cause.

(d) Termination of Certain Benefits. Notwithstanding anything in this Agreement to the contrary, Employee’s rights pursuant to Section 4(a)(1) shall terminate upon a Change of Control.

(e) Severance Benefits Exclusively Enumerated. For the avoidance of doubt, Employee shall make no claim for any compensation pursuant to this Agreement that is not expressly described in this Section 4 and Employee shall make no claim for any other forms of compensation pursuant to this Agreement that he may otherwise currently receive, including, but not limited to, car allowances and any other similar perquisites.

5. Compliance with Section 409A of the Code. Notwithstanding anything herein to the contrary, if Employee is a “specified employee,” within the meaning of Section 409A(a)(2)(B)(i) of the Code and a payment pursuant to this Agreement would otherwise be subject to and violate the requirements of Section 409A of the Code, such payment shall be delayed until the first day of the seventh month following Employee’s separation from service with the Company.

6. Successors; Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if the Company had terminated Employee’s employment without Cause at any time or after a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “Company” shall mean the Company as defined herein and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

7. Miscellaneous.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

(i) If to Employee, at the address last provided by Employee to Company.

(ii) If to the Company, the following address, or to such other address as any party hereto may designate by notice given as herein provided:

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

Attention: Board of Directors, Compensation Committee

(b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas as applied to agreements made and performed in Texas by residents of Texas.

(c) Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

(d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(e) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

(f) Conflicting Terms. In the event that words or terms of this Agreement conflict with the words or terms of any other agreement or contract, including, without limitation, any stock plan, notice of grant, or restricted stock purchase agreement or option agreement entered into in connection with the employment of Employee by the Company, the interpretation of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MICROTUNE, INC.

BY:	/s/ James A. Fontaine
Name:	James A. Fontaine
Title:	Chief Executive Officer and President

EMPLOYEE

/s/ William Edward Basso
Name:	William Edward Basso